Exhibit 99.4
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made as of February 8, 2008, to be effective as of January 1, 2008, by and between First Acceptance Corporation, a Delaware corporation (the “Company”), and Edward Pierce (“Executive”).
     In consideration of the continued employment of Executive by the Company, the grant to Executive by the Company on the date hereof of certain equity awards, and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending to be legally bound, hereby agree as follows:
     1. Employment. The Company agrees to employ Executive, and Executive accepts such employment, upon the terms and conditions set forth in this Agreement, for the period beginning as of the date hereof and ending upon his separation pursuant to Section 4 hereof (the “Employment Period”).
     2. Position and Duties.
     (a) During the Employment Period, Executive shall serve as President of the Company and shall have the normal duties, responsibilities, functions and authority of such position, subject to the oversight of the Company’s board of directors (the “Board”) and Chief Executive Officer (the “CEO”).
     (b) During the Employment Period, Executive shall report to the CEO and shall devote his best efforts and his full business time and attention (except for time devoted to charitable and non-profit activities and service as a director on the board(s) of directors of companies (whether public or private) other than the Company, in each case, in a manner that does not interfere with the performance of his duties to the Company, vacation periods in accordance with the Company’s policies for the Company’s senior management, and periods of illness) to the business and affairs of the Company. Executive shall perform his duties, responsibilities and functions to the Company hereunder to the best of his abilities in a diligent, trustworthy and businesslike manner.
     3. Compensation and Benefits.
     (a) Commencing on the date hereof and continuing throughout the Employment Period, Executive’s initial base salary shall be $400,000 per annum (the “Base Salary”). Executive’s Base Salary shall be payable by the Company in regular installments consistent with the Company’s general payroll practices. Executive’s Base Salary for any partial year shall be pro rated based upon the number of days elapsed in such year within the Employment Period. The Board shall perform an annual review of Executive’s Base Salary based on Executive’s performance of Executive’s duties and the Company’s other compensation policies; provided that the Base Salary shall not be reduced below the Base Salary as then in effect.
     (b) During the Employment Period, Executive shall be eligible for an annual bonus of up to 75.0% of the Base Salary payable to Executive with respect to each fiscal year of the Company (the “Annual Bonus”); provided that, the Annual Bonus for the fiscal year ended June 30, 2008 shall be no less than $75,000. In each year, the amount of the Annual Bonus shall be determined based upon the Board’s evaluation of Executive’s personal performance and the Company’s achievement of targets established by the Board. Such targets shall be set annually by the Board taking into account the prior year’s results of operations and the Company’s budget for the year with respect to which the targets are being established. Each such bonus shall be paid to Executive reasonably promptly following the determination of the amount of such bonus, but in any event within the time periods required by applicable law (including Treasury Regulation 1.409A-1(b)(4)).
     (c) During the Employment Period, Executive shall be entitled to such health and welfare benefits (including participation in any 401(k) plan and profit sharing plan, and consideration (on an annual basis, as determined by the Board) for participation in any stock option plan) as are made available to the Company’s senior management. Executive shall be entitled to vacation in accordance with the Company’s vacation policies applicable to senior management.
     (d) During the Employment Period, the Company shall pay or reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s normal requirements with respect to reporting and documentation of such expenses.
     (e) All amounts payable to Executive hereunder shall be subject to all withholding of the Company required by law.
     (f) The Company will indemnify and hold harmless Executive against all expenses, liabilities and losses arising in connection with any action, suit or proceeding that he is made a party to, or threatened to be made a party to, by reason of his employment with the Company or the fact that he, or a person of whom he is or was the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, in each case to the fullest extent provided for under the Company’s articles of incorporation and bylaws, each as in effect on the date of this Agreement.
     4. Term; Severance.
     (a) The Employment Period will continue until Executive’s resignation, death or Disability (as defined below) or the Board’s termination of the Employment Period at any time with or without Cause (as defined below), in each case a “Separation” hereunder. Except as otherwise provided herein, any termination of the Employment Period by the Board shall be effective as specified in a written notice from the Board to Executive, but not sooner than the date on which the notice is delivered.
     (b) In the event that the Company terminates Executive’s employment without Cause or Executive resigns with Good Reason (as defined below) within twelve (12) months following the occurrence of an event described in Section 4(f), Executive shall be entitled to:

     (i) receive his Base Salary through the effective date of the Separation,
     (ii) receive compensation, in accordance with Company policy, for any accrued and unused vacation as of the date of the Separation,
     (iii) reimbursement for expenses in accordance with Section 3(d) ,
     (iv) any accrued and unpaid bonus owed to Executive as of the date of the Separation (but only to the extent the targets or other criteria regarding such bonus are met during the relevant period),
     (v) receive an amount equal to the product of (A) Executive’s then current Base Salary, times (B) two (2), payable in regular installments in accordance with the Company’s general payroll practices in effect on the date of the Separation, for the period commencing on the day immediately following the Separation and continuing through the first anniversary of the Separation (the “Severance Period”); provided that, if the Company terminates Executive’s employment without Cause or Executive resigns with Good Reason, in each case, within twelve (12) months following a Change in Control (as defined below), then Executive shall be entitled to receive an amount equal to the product of (X) Executive’s then current Base Salary, times (Y) two (2), payable in one lump sum on the effective date of such termination of Executive’s employment, and
     (vi) continue to participate during the Severance Period (at the Company’s expense to the same extent as participation for other members of the Company’s senior management is at the Company’s expense) in all employee health benefit programs made generally available to the Company’s senior management to the extent permitted under the terms of such programs and under applicable law (it being understood that if Executive is unable to participate in any such plan by reason of prohibitions under the terms of such programs or under applicable law, the Company shall, in lieu of such participation, pay to Executive, at the beginning of each month during the Severance Period, an amount in cash equivalent to the value of such participation); provided that Executive will be entitled to the amounts payable pursuant to clauses (v) and (vi) of this Section 4(b) if and only if Executive has executed and delivered to the Company a General Release in form and substance substantially similar to Exhibit A attached hereto. Notwithstanding the foregoing, all such rights to payments pursuant to clauses (v) and (vi) of this Section 4(b) shall cease in the event that the Company determines that Executive has breached any provision of Section 5 , Section 6 or Section 7 hereof. For purposes hereof, “Change in Control” means any transaction or event constituting a “Change in Control” as defined in the Company’s 2002 Long Term Incentive Plan, as amended.
     (c) In the event Executive ceases to be employed by the Company for any reason other than a termination by the Company without Cause or Executive’s resignation for Good Reason within twelve (12) months following the occurrence of an event described in Section 4(f), Executive shall be entitled to receive only his Base Salary through the effective date of the Separation, compensation, in accordance with Company policy, for any accrued and unused vacation, reimbursement for expenses in accordance with Section 3(d) , and any accrued and unpaid bonus (but only to the extent the targets or other criteria regarding such bonus are met during the relevant period), and Executive shall not be entitled to any other salary, compensation or benefits from the Company or its Subsidiaries (as defined below) thereafter.

     (d) Except as otherwise expressly provided herein, all of Executive’s rights to salary, bonuses, fringe benefits and other compensation hereunder which would otherwise accrue or become payable after the Separation shall cease upon such termination (other than those expressly required under applicable law, such as COBRA).
     (e) For purposes of this Agreement, “Cause” shall mean (i) Executive’s commission of a felony or a crime involving moral turpitude, (ii) any act of dishonesty or fraud on the part of Executive that has caused material harm to the Company, and/or (iii) the willful and continued failure by Executive to substantially perform his duties and obligations under this Agreement (other than any such failure resulting from incapacity due to physical or mental illness), or the gross negligence or willful misconduct by Executive with respect to the Company or any of its Subsidiaries, after a demand by the Board and/or the CEO which specifically identifies the manner in which the Board and/or the CEO believes that he has not substantially performed his duties or has committed gross negligence or willful misconduct and the failure by Executive to cure such failure within 30 days after delivery of such demand. Any determination of “Cause” must be made by the Board and may be made only after Executive has had an opportunity to address the Board with respect to an assertion of “Cause.”
     (f) For purposes of this Agreement, “Good Reason” shall mean one or more of the following reasons that are not cured by the Company within 30 days after notice by Executive to the Board of such failure or breach, which notice must be provided by the Executive within 90 days following the occurrence of the failure or breach: (i) the Company reduces the amount of Executive’s compensation in a manner that constitutes a breach of this Agreement, or otherwise fails to perform in any material respect or breaches in any material respect its other obligations under this Agreement; (ii) the Company assigns to Executive any duties materially inconsistent with his position, duties, responsibilities and status with the Company, materially reduces his authority, materially changes his reporting responsibilities, titles or offices, or removes Executive from any such positions (except in connection with the termination of his employment by the Company for Cause, by Executive other than for Good Reason, or as a result of Executive’s death or Disability) or (iii) the Company changes Executive’s place of work to a location more than 50 miles from the Company’s current corporate headquarters. Notwithstanding anything contained herein to the contrary, Executive may not terminate his employment with the Company pursuant to Section 4(f)(ii) within the six (6) month period immediately following a Change in Control of the Company.
     (g) For purposes of this Agreement, “Disability” shall mean Executive’s incapacitation or other absence from his full-time duties hereunder for six consecutive months or for at least 180 days during any 12-month period, in either case as a result of a mental or physical illness or injury.
     (h) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation earned by Executive as a result of employment by another employer or by retirement benefits after the date of Separation or otherwise.
     (i) Six Month Delay of Certain Payments. It is intended that (i) each payment or installment of payments provided under this Agreement is a separate “payment” for purposes of Section 409A of the Code and (ii) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A, including those provided under Treasury Regulations 1.409A-1(b)(4) (regarding short-term deferrals), 1.409A-1(b)(9)(iii) (regarding the two-times, two year exception), and 1.409A-1(b)(9)(v) (regarding reimbursements and other separation pay). Notwithstanding the foregoing, in the event the payment of any amounts payable pursuant to this Section 4 hereof within six months of the date of Executive’s termination of employment would cause Executive to incur any additional tax under Section 409A of the Code (“Section 409A”) (as determined by Executive’s counsel, if requested by Executive), then payment of such amounts shall be delayed until the date that is six (6) months following Executive’s termination date (the “Earliest Payment Date”). If this provision becomes applicable, it is anticipated that payments that would have been made prior to the Earliest Payment Date in the absence of this provision would be paid as a lump sum on the Earliest Payment Date and the remaining severance benefits or other payments would be paid according to the schedule otherwise applicable to the payments.
     5. Confidential Information. Executive acknowledges that the information, observations and data (including trade secrets) to be obtained by him while employed by the Company and/or any of its Subsidiaries concerning the business or affairs of the Company and/or its Subsidiaries (“Confidential Information”) are the property of the Company and its Subsidiaries. Therefore, Executive agrees that he shall not disclose to any person, other than in the course of the performance of his duties to the Company, or use for his own purposes any Confidential Information, unless and to the extent that (i) the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions or (ii) such disclosure or use is authorized by the Board. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which Executive may then possess or have under his control. For purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company directly or through one of more Subsidiaries.
     6. Inventions, Patents and Other Intellectual Property. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, and all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive (whether alone or jointly with others) while employed by the Company and/or its Subsidiaries, whether before or after the date of this Agreement (“Work Product”), belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7. Non-Compete, Non-Solicitation. In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he will become familiar with the trade secrets of the Company and its Subsidiaries and with other Confidential Information concerning the Company and its Subsidiaries and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that:
     (a) during the Employment Period and for the period commencing with the Separation and continuing until the second anniversary of the Separation (the “Noncompete Period”), Executive shall not, within the United States, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business that is involved in the development, marketing, retail sale, administration or underwriting of non-standard automobile insurance programs anywhere in the United States; provided that nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding equity interests of any class of a corporation, partnership, limited liability company, or other entity, so long as Executive has no active participation in the business of such entity;
     (b) during the Noncompete Period, Executive shall not, other than in the course of performing his duties on behalf of the Company while an officer thereof, directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries, other than a member of Executive’s family, to leave the employ of the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person, other than a member of Executive’s family, who was an employee of the Company or any of its Subsidiaries at any time during the one-year period immediately preceding the Separation, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries, or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or any of its Subsidiaries and with which the Company or any of its Subsidiaries has entertained discussions, or has requested and received information, relating to the acquisition of such business by the Company or any Subsidiary in the two-year period immediately preceding the Separation;
     (c) if, at the time of enforcement of this Section 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law;
     (d) in the event of the breach by Executive of any of the provisions of this Section 7, the Company and its Subsidiaries, in addition and supplementary to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, Executive agrees that, in the event of a breach or violation by Executive of this Section 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured; and

     (e) the provisions of this Section 7 are in consideration of: (i) employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 5, Section 6 and this Section 7 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of the non-enforcement of Section 5, Section 6 and/or this Section 7 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. In addition, Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.
     8. Executive’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement, confidentiality agreement or any similar agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms, except as such enforceability may be limited by law (including bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement.
     9. Survival . Sections 3(f), 4 through 18 (inclusive) and 20, and all rights of Executive to compensation and benefits relating to periods prior to the termination of the Employment Period, shall survive and continue in full force in accordance with their terms notwithstanding the termination of the Employment Period.

     10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or upon confirmation of receipt if delivered by telecopy or facsimile (but only if a copy of such telecopy or facsimile is delivered to the recipient by a recognized next-day courier service), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as have been previously designated in writing to the party sending such notice by the party to receive such notice:

Notices to Executive:

Edward Pierce
1119 Vaughn Crest Dr.
Franklin, Tennessee 37069

with a copy to:

Rice & Associates
1010 Lamar, Suite 1010
Houston, Texas
Fax: (713) 655-9191
Attention: Kevin S. Dunagan

Notices to the Company:

First Acceptance Corporation
3322 West End Ave., Suite 1000
Nashville, Tennessee 37203
Fax: (615) 844-2898
Attention: Chief Executive Officer
or such other address or facsimile number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.
     11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     12. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. All employment agreements between Executive and the

Company dated prior to the date hereof and currently in effect are hereby terminated; provided, however, that Executive shall continue to be entitled to receive base salary and expense reimbursement payments under those agreements for periods prior to the date hereof to the extent not duplicative with compensation and benefits payable hereunder.
     13. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
     14. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
     15. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective heirs, successors and assigns, provided that neither party may assign his or its rights or delegate his or its duties or obligations hereunder without the prior written consent of the other.
     16. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the internal laws of the State of Tennessee.
     17. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board), its successors and assignees, and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement shall be deemed to be an implied waiver of any provision of this Agreement.
     18. Arbitration.
     (a) Each party hereto agrees that arbitration, conducted in Nashville, Tennessee, in accordance with the rules of the American Arbitration Association, shall be the sole and exclusive method for resolving any claim or dispute arising out of or relating to the rights and obligations acknowledged and agreed to in this Agreement and the employment of Executive by the Company and its Subsidiaries (including, without limitation, disputes and claims regarding employment discrimination, sexual harassment, termination and discharge). The arbitrator shall be directed to issue a written decision to be delivered to both parties, addressing each issue disputed by the parties, stating the arbitrator’s findings and reasons therefor, and stating the nature and amount of any damages, compensation or other relief awarded (the “Final Determination”). The parties agree that the result of any arbitration hereunder shall be final, conclusive and binding on all of the parties hereto.
     (b) Any party hereto may institute litigation to enforce any Final Determination. Each party hereto hereby irrevocably submits to the jurisdiction of any United States District Court or state court of competent jurisdiction sitting in Nashville, Tennessee, and agrees that such court shall be the exclusive forum for the enforcement of any Final Determination. Each party hereto irrevocably consents to service of process by registered mail or personal service and waives any objection on the grounds of personal jurisdiction, venue or inconvenience of the forum. Each party hereto further agrees that each other party hereto may initiate litigation in any court of competent jurisdiction to execute any judicial judgment enforcing a Final Determination.
     19. Insurance. Each of the Company and its Subsidiaries, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. In addition, Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and maintain such insurance.
     20. Excise Tax Gross-Up.
     (a) In the event that it shall be determined at any time that any payment by the Company to Executive pursuant to this Agreement or otherwise (the “Subject Payments”) in connection with a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 280G, would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being considered a “parachute payment,” within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law (such tax or taxes being hereafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive an additional payment in the amount determined, and payable in the manner, set forth in this Section 20 (collectively, the “Gross-Up Payment”). The Gross-Up Payment shall be in an amount such that, after reducing the amount of the Gross-Up Payment by all applicable U.S. federal, state and local taxes (computed at the maximum marginal rates applicable to Executive), including any Excise Tax imposed on the Gross-Up Payment, there remains an amount of Gross-Up Payment equal to the Excise Tax imposed on the Subject Payments. Any Gross-Up Payment shall be paid by the Company to Executive on the date that is ninety (90) days following the closing date of the transaction to which such Excise Tax relates.
     (b) All determinations required to be made under this Section 20 , including whether an Excise Tax is payable by Executive and the amount of such Excise Tax and the amount of any associated Gross-Up Payment, shall be made by a nationally recognized accounting firm (the “Accounting Firm”) selected by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Company and Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 20(b). The federal, state and local income or other tax returns filed by Executive and the Company shall be prepared and filed on basis consistent with the determination of the Accounting Firm with respect to the Excise Tax payable by Executive.
*       *       *       *       *

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Employment Agreement as of the date first written above.

FIRST ACCEPTANCE CORPORATION
/s/ Stephen J. Harrison
By: Stephen J. Harrison
Its: Chief Executive Officer

/s/ Edward Pierce
Edward Pierce

Exhibit A
GENERAL RELEASE
     I, Edward Pierce, in consideration of and subject to the performance by First Acceptance Corporation, a Delaware corporation (together with its Subsidiaries (as defined in the Agreement), the “Company”), of its material obligations under the Amended and Restated Employment Agreement, dated as of February 8, 2008 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.
1.	I understand that any payments or benefits paid or granted to me under clauses (v) and (vi) of Section 4(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in clauses (v) and (vi) of Section 4(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.
2.	Except as provided in paragraph 4 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matter covered by paragraph 2 above.
4.	I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
5.	In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 hereof as of the execution of this General Release.
6.	I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
7.	I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement.
8.	I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.
9.	Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10.	I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.
11.	Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.
12.	In the event the Company breaches its obligation to make payments to me pursuant to Section 4(b) of the Agreement in accordance with the terms and subject to the conditions set forth in the Agreement, and such breach is not cured within 15 days after written notice by me to the Company in accordance with the notice provisions set forth in the Agreement, then this General Release shall terminate and be of no further force or effect.
13.	Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
1.	I HAVE READ IT CAREFULLY;
2.	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND HAVE DONE SO, OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON ___, ___ TO CONSIDER IT AND THE CHANGES MADE SINCE THE ___, ___ VERSION OF THIS GENERAL RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;
6.	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
7.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
8.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: ___________ __, ______ ____________________
Edward Pierce